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EXHIBIT 99.2

UNITED STATES DISTRICT COURT
MIDDLE DISTRICT OF FLORIDA
ORLANDO DIVISION

WASTE SERVICES, INC., a Delaware)
corporation)

Plaintiff,

v.

WASTE MANAGEMENT INC., a Delaware
Corporation, WASTE MANAGEMENT INC.
OF FLORIDA, a Florida corporation and
MAURICE MEYERS, individually,

Defendants.
) ) ) ) ) ) ) ) ) ) ) ) ) /	CASE NO.

COMPLAINT AND DEMAND FOR JURY TRIAL

        Plaintiff Waste Services, Inc. ("WSI"), by and through its undersigned counsel, Proskauer Rose LLP, for its Complaint against defendants Waste Management, Inc., Waste Management, Inc. of Florida (collectively, "WM") and Maurice Myers ("Myers") herein alleges, upon personal knowledge as to matters relating to WSI and upon information and belief as to all other matters, as follows:

NATURE OF THE ACTION

        1.     WSI is a multi-regional, integrated municipal solid waste services company, providing collection, transfer, landfill disposal and recycling services for commercial, industrial and residential customers in the United States and Canada. WSI has recently expanded its business by operating in different high growth U.S. markets, including markets in Florida, Arizona and Texas. It is developing its business by offering competitive pricing and quality, environmentally sound services in these areas.

        2.     WM, a conglomerate with over $13 billion in annual revenues, is the largest provider of waste disposal services in North America. It operates over three hundred landfills throughout the United States and owns and/or operates most of the privately owned landfills in Florida. WM publicizes that it manages the disposal of more than 115 million tons of waste per year. It has repeatedly been the subject of antitrust scrutiny by regulators, and has entered into antitrust consent decrees that reflect the serious concerns of federal and state officials about its operations.

        3.     WM and WSI currently are competitors for customers in a substantial number of municipal solid waste and special waste markets in central and southern Florida.

        4.     WM owns and has operated a Class I landfill in Okeechobee, Florida since 1995. As of 2002, the Okeechobee site was the only privately owned Class I landfill in the relevant markets identified in this Complaint. No other landfills were reasonable substitutes to the Okeechobee site for the disposal of special waste and non flow-controlled municipal solid waste from the relevant markets identified in this Complaint, including, without limitation, the Orlando market, Hillsborough County market, Broward County market, Collier County market, Marion County market, DeSoto County market, Volusia County market, Sumter County market, Lake County market, Seminole County market, Orange County market, Pasco County market, Polk County market, Osceola County market, Brevard County market, Indian River County market, Okeechobee County market, St. Lucie County market, Martin County market, Glades County market, Manatee County market, Hardee County market, Highlands County market, Charlotte County market, Lee County market and Hendry County market, or a larger market containing these areas within approximately 150 miles of the Omni landfill.

        5.     Because WM's exercise of monopoly power in these markets was highly lucrative, WM attempted to maintain its monopoly through various predatory, unfair and otherwise unlawful actions detrimental to consumers and competition, including, among other things, efforts to block WSI from acquiring, obtaining financing for, and operating a new privately owned landfill. To that end, WM pursued a strategy of undermining WSI's existing and prospective business relationships by, among other things, deliberately and maliciously publicizing falsehoods and otherwise disparaging the reputation of WSI and its management. These actions were intended to prevent and impede WSI's ability to compete, and thereby protect WM's monopoly position at the expense of the competitive marketplace.

        6.     During 2001-2003, defendant Maurice Myers was the chairman, president and CEO of WM. Myers has engaged in a course of improper and unlawful conduct intended to interfere with WSI's business relationships, causing WSI to suffer economic damage as well as other injuries.

        7.     Defendant WM has also engaged in a course of improper and unlawful conduct intended to interfere with WSI's business relationships, causing WSI to suffer economic damage as well as other injuries.

        8.     Although WM and Myers ultimately were unable to prevent the entry of WSI as a competitor in Florida, they did injure WSI financially and as an effective competitor. As a direct result of WM's and Myers' conduct, WSI and consumers have suffered economic damages as well as other injury.

        9.     By this action, WSI seeks to recover losses incurred as a direct and proximate result of WM's and Myers' anticompetitive and tortious actions, to collect treble and punitive damages, to collect its costs of prosecution of this action, including attorneys' fees, and to seek appropriate equitable relief.

JURISDICTION AND VENUE

        10.   This Complaint, which alleges violations of Section 2 of the Sherman Act, 15 U.S.C. § 2, is filed under and jurisdiction is conferred upon this Court by Section 4 of the Clayton Act, 15 U.S.C. § 15. This Court also has jurisdiction pursuant to 28 U.S.C. § 1331 and 1337.

        11.   This Complaint also alleges violations of various state antitrust, unfair competition and tort laws. This Court has jurisdiction over those claims under 28 U.S.C. § 1367, and under the principles of supplemental jurisdiction. The federal and state law claims arise from a common nucleus of operative facts, and the entire suit commenced by this Complaint constitutes a single action that ordinarily would be tried in one judicial proceeding. Myers is subject to Florida's long-arm statute, Fla. Stat. §§ 48.193(1)(b) and 48.193(2).

        12.   Venue in this district is proper under Section 12 of the Clayton Act, 15 U.S.C. § 22 and 28 U.S.C. § 1391(b) and (c). At all times relevant to this action, WM transacted business, did business, or was found in the Middle District of Florida. The claims alleged also arose in and caused injury in this judicial district, and a substantial part of the events or omissions giving rise to the claims occurred in this district.

THE PARTIES

        13.   Plaintiff WSI is incorporated under the laws of Delaware and has its principal place of business in the United States in Scottsdale, Arizona. As used herein, WSI shall also refer to predecessors, including, without limitation, Capital Environmental Resource, Inc. ("Capital").

        14.   Defendant WM is a Delaware corporation with its principal place of business in Houston, Texas. WM is subject to the jurisdiction of this Court pursuant to Fla. Stat. §§ 48.193(1)(b) and 48.193(2). As used herein, WM shall also refer to its subsidiaries and affiliates including Defendant Waste Management, Inc. of Florida.

        15.   Defendant Waste Management, Inc. of Florida ("WMIF") is a wholly owned subsidiary of Waste Management, Inc. WMIF is a corporation organized and existing under the laws of the State of Florida with its principal place of business in Pompano Beach, Florida.

        16.   Defendant Maurice Myers is a resident of Honolulu, Hawaii. Myers is subject to the jurisdiction of this Court pursuant to Fla. Stat. §§ 48.193(1)(b) and 48.193(2). Myers was the president and CEO of WM and conducted business in Florida during the relevant period in this Complaint.

        17.   WSI and WM engage in activities that substantially affect interstate commerce, including, without limitation, the conduct and activities of the parties that are pleaded herein.

FACTUAL BACKGROUND

        18.   Pursuant to Florida law, landfills designated as Class I or Class II are the only landfills permitted to handle and dispose of (a)(i) special waste (except for certain categories prohibited by statute), (ii) non-toxic, non-hazardous sludge, and (iii) non-toxic, non-hazardous contaminated soil (collectively, "special waste"); and (b) municipal solid waste.

        19.   By statute, Class I landfills are landfills that meet extensive environmental requirements and can handle more than 20 tons per day of waste, while Class II landfills are not permitted to handle more than 20 tons of waste per day.

        20.   WM operates in Okeechobee County what was, until 2003, the only Class I permitted privately owned landfill serving Orlando, Hillsborough County, Broward County, Collier County, Marion County, DeSoto County, Volusia County, Sumter County, Lake County, Seminole County, Orange County, Pasco County, Polk County, Osceola County, Brevard County, Indian River County, Okeechobee County, St. Lucie County, Martin County, Glades County, Manatee County, Hardee County, Highlands County, Charlotte County, Lee County and Hendry County.

        21.   This Class I landfill in Okeechobee is the largest Class I landfill in Florida, handled 2,640,000 tons of waste in 2003, and provides waste disposal services throughout southern and central Florida. It handles around 600,000 tons of special waste annually. WM also owns and/or operates the second largest Class I landfill in Florida, known as the Central Disposal Facility in Pompano Beach which handled 1,056,000 tons of waste in 2003. WM also owns and/or operates another Class I landfill in Southern Florida, the Medley Landfill in Dade County.

        22.   In the late 1990's, a private company named Omni Waste, Inc. ("Omni") pursued the prospect of developing a new privately owned and operated Class I landfill in Osceola County in Central Florida. The then existing County landfill in Osceola was due to close and the growth in local population and business development was generating increasing quantities of waste. At the time, WM's site in Okeechobee County was the only privately owned and operated Class I landfill in the region, making Omni's plan to develop the new Class I landfill potentially extremely valuable and threatening to WM's monopoly position.

        23.   During this period, Omni was involved in the process of both purchasing the appropriate site and receiving the necessary governmental approvals. At that time, no new Class I landfill had been approved in Florida since 1994.

A. WM Attempts To Stop Omni

        24.   During the late 1990's, WM sought to prevent any competition in the future from Omni for business in Osceola County and/or any other counties. It engaged, both publicly and behind the scenes, in a pattern of anticompetitive and/or deceptive practices designed to protect and extend its monopoly position.

        25.   For example, WM, using inflammatory statements, caused the distribution of flyers promoting opposition to a private landfill in Osceola County that would compete with its existing monopoly. It also commissioned a self-serving telephone survey aimed at bolstering opposition to the permitting of a new landfill.

        26.   By these communications, WM published misinformation concerning the proposed new landfill in a blatant attempt to scare Osceola County residents into taking steps to block Omni from opening a competing landfill.

        27.   WM's intent in these activities was set forth in a letter to various County residents, asking "[d]o we want to allow a new regional landfill to compete against neighboring regional landfills?" WM stated that "[w]e feel strongly that this area does not need another regional landfill." Its purposes in these and the other actions set forth herein were to stifle competition and to protect its monopoly.

        28.   Despite its aggressive efforts to stop the approval of the competing Omni site, WM ultimately was unsuccessful as Omni finalized the contracts to purchase the landfill sites and eventually received a conditional use permit and other necessary permits.

B. Myers and WM Falsely Claim That The CEO Of WSI Acted Improperly

        29.   David Sutherland-Yoest, the CEO of WSI, had served as a senior executive at WM for many years, until November 1999. In January, 2001, after negotiations with Maurice Myers and others, WM and Mr. Sutherland-Yoest amended the terms of his employment contract, which had barred him from competing against WM for five years following his departure from WM.

        30.   This settlement agreement with WM provided that Mr. Sutherland-Yoest would receive the payments set forth in his employment contract for the first four years of the five year non-compete period, for a total of approximately 4 million Canadian dollars. It also allowed him to retain all of the options granted to him that had economic value. In return for canceling certain other options and agreeing not to receive approximately 1 million Canadian dollars in payments which were due to him in the fifth year of the non-compete period, WM agreed that he was no longer bound by any of the non-compete and non-solicitation clauses set forth in his employment agreement. The parties agreed that the terms of the settlement were to remain confidential and that the only public statements that could be made about the settlement were those set forth in an attachment to the settlement agreement.

        31.   As a result of the foregoing, Mr. Sutherland-Yoest was free to actively re-enter the waste disposal industry and to compete against WM. Beginning in 2001, Mr. Sutherland-Yoest made plans to obtain an ownership interest in and to become the chairman and CEO of Capital (the predecessor to WSI), which he did in September, 2001.

        32.   In August, 2001, seven months after the execution of the settlement agreement, WM announced the settlement of a consolidated shareholder derivative action in Delaware against certain officers and directors of WM. That action had not named, and the settlement did not include, Mr. Sutherland-Yoest.

        33.   Despite the terms of the settlement agreement between WM and Mr. Sutherland-Yoest and the reasons for the payments as set forth above, WM issued a press release in connection with the derivative action settlement that falsely claimed (although not by name) that Mr. Sutherland-Yoest had contributed monies to the settlement of the derivative action, to which he was not a party. The press that had been alerted to the settlement and received the press release then repeated the false statements that Mr. Sutherland-Yoest had paid money, in the form of surrendered severance payments and other benefits, as his contribution to the settlement of allegations of improper conduct.

        34.   The press release was issued by Myers and WM despite the fact that the only payments made to WM by Mr. Sutherland-Yoest were in connection with the settlement agreement and the cancellation of the non-compete provisions of his employment agreement.

        35.   WM and Myers knew the foregoing facts and issued the false press release in violation of the settlement agreement with Mr. Sutherland-Yoest in order to injure WSI and Mr. Sutherland-Yoest, and to prevent competition to WM from WSI by seeking to cause the business and investment communities to doubt Mr. Sutherland-Yoest's ability to perform as WSI's CEO.

        36.   As a result of these false and defamatory statements in 2001, Capital and subsequently WSI, over the years, had problems and had been limited in its access to financing and other resources that were required to effectively execute its plans. WSI has thereby been injured in its efforts to become an effective competitor to WM.

C. WM and Myers Act to Prevent WSI From Obtaining Omni

        37.   In late 2002, WSI, at that time operating as Capital, had decided to expand into the United States waste disposal market as a multi-regional, vertically integrated waste company by expanding into high growth markets in the United States.

        38.   South-central Florida was one area targeted by Capital for such expansion. Capital began negotiating with the owners of Omni to purchase the shares of Omni.

        39.   WSI negotiated the purchase of Omni based upon verbal commitments that it could borrow $20 million from Lehman Brothers, CIBC and the Bank of America. Lehman Brothers was to provide $10 million in funds pursuant to the same terms as an existing Senior Facility, pursuant to which CIBC and Bank of America were each to loan $5 million. The interest rate for the $20 million was at a rate of LIBOR plus 3.50%, for a total at the time of 4.75%.

        40.   WM, unsuccessful in its earlier attempts to prevent competition in waste disposal markets in south and central Florida by preventing the construction of the new Omni landfill, and Myers intentionally and maliciously took two related steps to prevent and limit competition. WM's goal was to prevent the purchase by Capital of the Omni landfill by interfering with Capital's business relationships.

        41.   First, Myers and WM sought to prevent WSI from obtaining the financing from Lehman Brothers that WSI was to use to make the purchase. Myers told the Lehman Brothers banker in charge of the matter, in a private meeting attended only by them, that he should not loan funds to WSI. He falsely and with reckless disregard for the truth communicated to the banker that David Sutherland-Yoest, CEO of WSI, would be charged with illegal conduct by the SEC and that, as a result, WSI would not be able to continue as an effective entity. He told the banker that, given these circumstances, he would be very surprised if Lehman Brothers went forward with the financing.

        42.   As a result of this conversation, the banker advised WSI that Lehman Brothers would not loan the promised monies. CIBC and Bank of America also then refused to proceed with their loans under the Senior Facility because of the withdrawal of Lehman Brothers from the financing.

        43.   Although WSI thereafter was able to obtain other funding from Kelso and Company, it could only do so at terms that resulted in substantially higher costs. The cost of this borrowing by WSI was approximately 25% a year, far more than the less than 5% cost for bank financing that had been available to it prior to Myers' statements.

        44.   Second, at or about the same time as Myers was causing the bank financing to fail, WM, in Florida, took steps to cause the owner of the landfill not to sell the landfill to WSI. The Omni owners were told in Florida by WM that WSI would not be able to obtain the financing necessary to complete any purchase. WM's representative also communicated falsely that Mr. Sutherland-Yoest was to be charged with illegal conduct by the government. In substance, the Omni owners were told that WSI would then not be a suitable or appropriate entity to operate the Omni landfill and that local County approvals would not be forthcoming. At the time these statements were made, WSI had already entered into contracts with the owners of Omni for the purchase of the landfill.

        45.   As a result of the conduct of WM and Myers alleged above, which was designed to interfere with WSI's business relationships and to prevent competition, the Omni owners required WSI to renegotiate the terms of the contract of sale to provide for a higher price and a substantially shorter payment schedule. Although WSI was able to complete the purchase of Omni and the landfill, it could only do so by borrowing greater sums of money at higher costs.

        46.   Mr. Sutherland-Yoest was never charged by the SEC or any other governmental agency with any improper conduct.

        47.   As a result of both the collapse of the initial financing package and the increased and accelerated payment to the Omni owners, WSI was injured in an amount in excess of $25 million.

        48.   In addition, as a result of WM's and Myers' conduct, WSI has reduced credit availability and significantly increased costs of capital, all of which have injured and continue to injure WSI by impairing its ability to compete as effectively as it otherwise would have done.

RELEVANT MARKETS

A. Special Waste and Waste Product Markets

        49.   By its conduct alleged herein, WM attempted to monopolize two relevant product markets: (a) the special waste disposal market; and (b) the non flow-controlled municipal solid waste disposal market. There are no practical substitutes for either special waste disposal services or non flow-controlled municipal solid waste disposal services to which a substantial number of customers would switch in response to a small but significant, non-transitory increase in price imposed by all providers of either special waste disposal services or non flow-controlled municipal solid waste disposal services in the relevant geographic markets.

        50.   Special waste includes any waste material that, because of its physical characteristics, chemical makeup, or biological nature, requires either special handling procedures and permitting, or poses an unusual threat to human health, equipment, property, or the environment but that is not considered toxic or hazardous waste. Generally, special waste includes, without limitation, asbestos containing materials, ash (from fires, furnaces, boilers, or incinerators), chemical compounds or petroleum products, containerized materials, contaminated soils and debris, debris or residue from spill cleanup work, demolition waste from industrial facilities, fine powders or highly dusty materials, industrial process wastes, liquid sludge or paste type material, pharmaceutical wastes, pollution controls wastes, sandblast grit and other materials defined as special waste by state or federal rules or regulations. Disposal costs for special waste materially differ from disposal costs for other waste because of the special handling requirements and the nature of the waste. The landfills usually enter into contracts or arrangements for the disposal of special waste that are separate from contracts or agreements for the disposal of other types of waste.

        51.   Municipal solid waste includes non-hazardous waste collected from residential, commercial (offices, shops, restaurants, etc.) and industrial establishments or that is collected by dumpsters in front — or rear-loading trucks and requires no special handling. Disposal costs for municipal solid waste materially differ from disposal costs for other types of waste because of the type and volume of municipal solid waste and the frequency of service required.

        52.   A number of federal, state and local safety, environmental, zoning and permit laws and regulations dictate critical aspects of storage, handling, transportation, processing and disposal of municipal solid waste. In this environment, there is a demand for disposal facilities which have received appropriate regulatory approval and can adequately dispose of large volumes of municipal solid waste.

        53.   Many counties and/or cities in the relevant geographic markets effectively have some form of flow control over the disposal of municipal solid waste. These counties or cities control where municipal solid waste generated within their boundaries can be disposed by various methods, including, without limitation, ordinances, franchise arrangements and fees, taxes, commercial assessment schemes, inter-local agreements and other agreements. Other counties and/or cities have long-term agreements for municipal solid waste disposal entered into either during a time when legislation mandated disposal in publicly owned landfills and/or before effective competition existed from private landfills.

        54.   While much municipal solid waste is flow-controlled to be disposed of in publicly owned landfills and/or incinerators, many of those publicly owned landfills and/or incinerators are nearing capacity. As a result, counties and cities often look to private landfills for disposal of the excess municipal solid waste. Moreover, as the landfills and/or incinerators approach capacity, counties and cities are often planning to use private landfills to replace publicly owned landfills for the disposal of municipal solid waste.

        55.   Effective competition for the disposal of municipal solid waste, therefore, exists only for non flow-controlled disposal of municipal solid waste. This includes competition for municipal solid waste in those counties and cities with little or no flow control. It also can include competition for excess municipal solid waste and anticipated future municipal solid waste even within those counties and cities that are currently flow-controlled.

B. Geographic Scope of Markets

        56.   The disposal of special waste and non flow-controlled municipal solid waste occurs in localized markets, subject to applicable laws and regulations. It is expensive to transport waste significant distances for disposal. Hauling companies that dispose of their waste at landfill sites must have sufficient density (a large number of accounts close together) to operate efficiently and profitably in many types of waste collection. Consequently, hauling companies generally prefer to deliver waste to local disposal sites that are close to their waste collection routes, and landfill operators therefore compete for sources of waste that are on or close to the hauling companies' waste collection routes. Natural and man-made obstacles (e.g., lakes and traffic congestion), sheer distance and relative isolation from population centers and collection operations all substantially impede the ability of a remote disposal site to compete for non flow-controlled municipal solid wastes and special waste from closer, more accessible sites. Also, most publicly owned landfills cannot accept non-flow controlled municipal solid waste for disposal from outside the county in which such landfill is located thereby limiting the available disposal options for customers in other counties that might otherwise turn to such landfills based on some or all of the factors identified above.

        57.   For the reasons set forth herein, the relevant geographic market for both special waste disposal and non flow-controlled municipal solid waste disposal is the area (including without limitation some or all of the territory contained within the specific counties listed below) within approximately 150 miles from the Omni landfill.

        58.   Alternatively, for the reasons set forth herein, and as alleged by the United States Department of Justice in antitrust complaints that resulted in consent decrees related to competition in the waste industry, in which the relevant geographic markets were individual counties, the relevant geographic markets for both special waste disposal and non flow-controlled municipal solid waste disposal include each of the following markets: (i) the Orlando market; (ii) the Hillsborough County market; (iii) the Broward County market; (iv) the Collier County market; (v) the Marion County market; (vi) the DeSoto County market; (vii) the Volusia County market; (viii) the Sumter County market; (ix) the Lake County market; (x) the Seminole County market; (xi) the Orange County market; (xii) the Pasco County market; (xiii) the Polk County market; (xiv) the Osceola County market, (xv) the Brevard County market; (xvi) the Indian River County market; (xvii) the Okeechobee County market; (xviii) the St. Lucie County market; (xix) the Martin County market; (xx) the Glades County market; (xxi) the Manatee County market; (xxii) the Hardee County market; (xxiii) the Highlands County market; and (xxiv) the Charlotte County market; (xxv) the Lee County market; and (xxvi) the Hendry County market.

C. WM's Market Power In Relevant Markets

        59.   Entry into the market for special waste disposal and/or non flow-controlled municipal solid waste disposal is difficult. The high barriers to entry include the extensive laws and regulations governing the process for obtaining a permit to construct or expand a disposal site, as well as the subsequent operation of the site. The regulatory framework makes compliance expensive and time-consuming. In addition, other barriers include the finite amount of appropriate available land and the costs of operating the facilities at the site and related infrastructure, as well as local opposition to such sites.

        60.   Until 2002, WM owned and/or operated the only privately owned Class I landfills permitted to receive non flow-controlled municipal solid waste and/or special waste within reasonable proximity to Orlando, Hillsborough County, Broward County, Collier County, Marion County, DeSoto County, Volusia County, Sumter County, Lake County, Seminole County, Orange County, Pasco County, Polk County, Osceola County, Brevard County, Indian River County, Okeechobee County, St. Lucie County, Martin County, Glades County, Manatee County, Hardee County, Highlands County, Charlotte County, Lee County and Hendry County.

        61.   In 2002, WM controlled at least 70-75% of the disposal of special waste in each relevant geographic market. There was at that time no effective competition for WM in special waste disposal in each relevant geographic market. Publicly owned landfills generally do not accept special waste for disposal. There were no other privately owned Class I landfills within any of the relevant geographic areas. Class II landfills accept a relatively small amount of special waste and as a result are not an adequate substitute for a Class I landfill.

        62.   In the years prior to the opening of the Omni landfill, WM held a dominant position in the disposal of non flow-controlled municipal solid waste in each relevant geographic market, because it owned and operated the only privately owned Class I landfill in or near these markets. WM controlled, and would have continued to control, a substantial majority of any municipal solid waste disposal business from non flow-controlled cities and/or counties in each of the relevant geographical markets. There was at that time no effective competition for WM in municipal solid waste disposal in each relevant geographic market. Class II landfills accept a relatively small amount of non flow-controlled municipal solid waste and as a result are not an adequate substitute for a Class I landfill.

        63.   By taking advantage of its dominant position in these markets, WM injured consumers by charging them supra-competitive prices, or prices set without significant competition, for both special waste and municipal solid waste disposal. By virtue of its market power, WM also was able to impose long-term contracts at supra-competitive prices, or at prices set without significant competition, on many customers.

        64.   After WM's failed attempt to prevent competition, WSI's new landfill resulted in significantly lower prices for special waste and non flow-controlled municipal solid waste disposal. Rates have dropped substantially since WSI entered the various special waste and non flow-controlled municipal solid waste disposal markets.

        65.   However, although WM ultimately was unable to prevent the entry of WSI as a competitor, it did injure WSI financially and as an effective competitor by significantly increasing its costs of operation.

First Claim

(Section 2 Sherman Act — Attempted Monopolization against WM and WMIF)

        66.   WSI repeats and realleges the allegations contained in paragraphs 1 to 65 above as if fully set forth herein.

        67.   Defendants have engaged in various predatory, unfair and otherwise anticompetitive acts with the specific intent to monopolize and maintain its monopoly and thereby foreclose competition with respect to the various special waste disposal markets in Central and Southern Florida. Defendants engaged in anticompetitive conduct that was intended to prevent competition from WSI, including, among other actions, publishing falsehoods, interfering with the acquisition of a new landfill site, and otherwise thwarting financing and other business opportunities.

        68.   Defendants' attempted monopolization had a dangerous probability of achieving success given Defendants' substantial market power and the barriers to entry into these markets.

        69.   By reason of the foregoing, Defendants' conduct has proximately caused injury to WSI in violation of the federal antitrust laws, and WSI has been damaged in an amount to be determined at trial but not less than $25 million.

        WHEREFORE, Plaintiff WSI demands judgment against the Defendants, jointly and severally, as follows:

          A.    Compensatory damages in an amount to be determined at trial of not less than $25 million;

          B.    Treble and/or punitive damages to the fullest extent permitted by law;

          C.    That Defendants' conduct be adjudged and decreed to have violated the Sherman Act and the Clayton Act;

          D.    Awarding WSI its costs, disbursements, interest on all monies owed at the higher of the legal rate or the market rate, and attorneys' fees in connection with this action in the maximum amounts permitted by law; and

          E.    Granting such other and further relief that this Court deems just and proper.

Second Claim

(Section 2 Sherman Act — Attempted Monopolization against WM and WMIF)

        70.   WSI repeats and realleges the allegations contained in paragraphs 1 to 65 above as if fully set forth herein.

        71.   Defendants have engaged in various predatory, unfair and otherwise anticompetitive acts with the specific intent to monopolize and maintain their monopoly and thereby foreclose competition with respect to the various non flow-controlled municipal solid waste disposal markets in Central and Southern Florida. Defendants engaged in anticompetitive conduct that was intended to prevent competition from WSI, including, among other actions, publishing falsehoods, interfering with the acquisition of a new landfill site, and otherwise thwarting financing and other business opportunities.

        72.   Defendants' attempted monopolization had a dangerous probability of achieving success given Defendants' substantial market power and the barriers to entry into these markets.

        73.   By reason of the foregoing, Defendants' conduct has proximately caused injury to WSI in violation of the federal antitrust laws, and WSI has been damaged in an amount to be determined at trial but not less than $25 million.

        WHEREFORE, Plaintiff WSI demands judgment against the Defendants, jointly and severally, as follows:

          A.    Compensatory damages in an amount to be determined at trial of not less than $25 million;

          B.    Treble and/or punitive damages to the fullest extent permitted by law;

          C.    That Defendants' conduct be adjudged and decreed to have violated the Sherman Act and the Clayton Act;

          D.    Awarding WSI its costs, disbursements, interest on all monies owed at the higher of the legal rate or the market rate, and attorneys' fees in connection with this action in the maximum amounts permitted by law; and

          E.    Granting such other and further relief that this Court deems just and proper.

Third Claim

(Fla. Stat., § 542.19 — Attempted Monopolization against WM and WMIF)

        74.   WSI repeats and realleges the allegations contained in paragraphs 1 to 65 above as if fully set forth herein.

        75.   Defendants have engaged in various anticompetitive predatory, unfair acts with the specific intent to monopolize and maintain its monopoly and thereby foreclose competition with respect to the various special waste disposal markets in Central and Southern Florida.

        76.   Defendants' attempted monopolization had a dangerous probability of achieving success given Defendants' substantial market power and the barriers to entry into these markets.

        77.   By reason of the foregoing, Defendants' conduct has proximately caused injury to WSI in violation of the Florida state antitrust laws, and WSI has been damaged in an amount to be determined at trial but not less than $25 million.

        WHEREFORE, Plaintiff WSI demands judgment against the Defendants, jointly and severally, as follows:

          A.    Compensatory damages in an amount to be determined at trial of not less than $25 million;

          B.    Treble and/or punitive damages to the fullest extent permitted by law;

          C.    That Defendants' conduct be adjudged and decreed to have violated Florida antitrust law;

          D.    Awarding WSI its costs, disbursements, interest on all monies owed at the higher of the legal rate or the market rate, and attorneys' fees in connection with this action in the maximum amounts permitted by law; and

          E.    Granting such other and further relief that this Court deems just and proper.

Fourth Claim

(Fla. Stat., § 542.19 — Attempted Monopolization against WM and WMIF)

        78.   WSI repeats and realleges the allegations contained in paragraphs 1 to 65 above as if fully set forth herein.

        79.   Defendants have engaged in various anticompetitive predatory, unfair acts with the specific intent to monopolize and maintain their monopoly and thereby foreclose competition with respect to the various non flow-controlled municipal solid waste disposal markets in Central and Southern Florida.

        80.   Defendants' attempted monopolization had a dangerous probability of achieving success given Defendants' substantial market power and the barriers to entry into these markets.

        81.   By reason of the foregoing, Defendants' conduct has proximately caused injury to WSI in violation of the Florida state antitrust laws, and WSI has been damaged in an amount to be determined at trial but not less than $25 million.

        WHEREFORE, Plaintiff WSI demands judgment against the Defendants, jointly and severally, as follows:

          A.    Damages in an amount to be determined at trial of not less than $25 million;

          B.    Treble and/or punitive damages to the fullest extent permitted by law;

          C.    That Defendants' conduct be adjudged and decreed to have violated Florida antitrust law;

          D.    Awarding WSI its costs, disbursements, interest on all monies owed at the higher of the legal rate or the market rate, and attorneys' fees in connection with this action in the maximum amounts permitted by law; and

          E.    Granting such other and further relief that this Court deems just and proper.

Fifth Claim

(Tortious Interference with Prospective Business Relations against All Defendants)

        82.   WSI repeats and realleges the allegations contained in paragraphs 1 to 65 as if fully set forth herein.

        83.   WSI had business relationships with persons and entities with whom there had been negotiations and promises that in all probability would have become written contracts to provide financing to WSI but for Defendants' interference in these business relations.

        84.   Defendants had knowledge of these prospective business opportunities and directly interfered with these business relations by, among other things, making improper statements to third parties.

        85.   Defendants acted with the purpose of harming WSI and/or used unfair or improper means to interfere with these relations. Defendants' conduct has been willful and wanton with an utter disregard for the rights of others.

        86.   By reason of the foregoing, Defendants' conduct has proximately caused damages to WSI in violation of the law, and WSI has been damaged in an amount to be determined at trial but not less than $25 million.

        WHEREFORE, Plaintiff WSI demands judgment against the Defendants, jointly and severally, as follows:

          A.    Compensatory damages in an amount to be determined at trial of not less than $25 million;

          B.    Punitive damages in amounts to be determined at trial;

          C.    That Defendants' conduct be adjudged and decreed to have violated Florida's common law;

          D.    Awarding WSI its costs, disbursements, interest on all monies owed at the higher of the legal rate or the market rate, and attorneys' fees in connection with this action in the maximum amounts permitted by law; and

          E.    Granting such other and further relief that this Court deems just and proper.

Sixth Claim

(Tortious Interference with Contractual Relationships against All Defendants)

        87.   WSI repeats and realleges the allegations contained in paragraphs 1 to 65 as if fully set forth herein.

        88.   WSI had business contracts with entities other than Defendants.

        89.   Defendants had knowledge of these contracts and directly interfered with the contracts.

        90.   Defendants acted with the purpose of harming WSI and/or used unfair or improper means to interfere with these contracts. Defendants' conduct has been willful with an utter disregard for the rights of others.

        91.   By reason of the foregoing, Defendants' conduct has proximately caused damages to WSI, has violated state law, and has damaged WSI in amounts to be determined at trial but not less than $25 million.

        WHEREFORE, Plaintiff WSI demands judgment against the Defendants, jointly and severally, as follows:

          A.    Damages in an amount to be determined at trial of not less than $25 million;

          B.    Punitive damages in amounts to be determined at trial;

          C.    That Defendants' conduct be adjudged and decreed to have violated Florida's common law;

          D.    Awarding WSI its costs, disbursements, interest on all monies owed at the higher of the legal rate or the market rate, and attorneys' fees in connection with this action in the maximum amounts permitted by law; and

          E.    Granting such other and further relief that this Court deems just and proper.

Demand For Jury Trial

        Plaintiff WSI respectfully demand trial by jury pursuant to Rule 38(b) of the Federal Rules of Civil Procedure.

        Date this                          March, 2005

By:
Matthew Triggs
Florida Bar No. 0865745
Cory W. Eichhorn
Florida Bar No. 0576761
PROSKAUER ROSE LLP
 Attorneys for Plaintiff
2255 Glades Road, Suite 340 West
Boca Raton, Florida 33431
Telephone: (561)-241-7400
Facsimile: (561)-241-7145
Of Counsel: Howard Wilson Hal S. Shaftel Martha E. Gifford Michael S. Lazaroff

QuickLinks

EXHIBIT 99.2
UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF FLORIDA ORLANDO DIVISION
COMPLAINT AND DEMAND FOR JURY TRIAL
NATURE OF THE ACTION
JURISDICTION AND VENUE
THE PARTIES
FACTUAL BACKGROUND
RELEVANT MARKETS
First Claim (Section 2 Sherman Act — Attempted Monopolization against WM and WMIF)
Second Claim (Section 2 Sherman Act — Attempted Monopolization against WM and WMIF)
Third Claim (Fla. Stat., § 542.19 — Attempted Monopolization against WM and WMIF)
Fourth Claim (Fla. Stat., § 542.19 — Attempted Monopolization against WM and WMIF)
Fifth Claim (Tortious Interference with Prospective Business Relations against All Defendants)
Sixth Claim (Tortious Interference with Contractual Relationships against All Defendants)
Demand For Jury Trial